WELLS FARGO ADVANTAGE GLOBAL DIVIDEND OPPORTUNITIES FUND

WELLS FARGO ADVANTAGE INCOME OPPORTUNITIES FUND

WELLS FARGO ADVANTAGE MULTI-SECTOR INCOME FUND

WELLS FARGO ADVANTAGE UTILITIES AND HIGH INCOME FUND

(the “Trusts”)

POWER OF ATTORNEY

                  The undersigned, whose signature appears below, does hereby constitute and appoint Karla M. Rabusch, C. David Messman, Catherine F. Kennedy, Johanne Castro and Maureen E. Towle, each individually with power of substitution or resubstitution, his or her true and lawful attorneys in fact and agents (each, an “Attorney-in-Fact”) with the power and authority to do any and all acts and to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable relating to compliance by the undersigned with Section 30(h) of the Investment Company Act of 1940 (the “1940 Act”), which imposes the duties of Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) and the rules and regulations thereunder on the undersigned, and relating to the filing of Forms 3, 4 and 5 (including amendments thereto) in accordance with the 1940 Act and the 1934 Act and the rules and regulations thereunder and the filing of a Form ID, uniform application for access codes to file on Edgar, in each case with respect to the undersigned’s holdings of and transactions in securities issued by the Trusts, signing in the name and on behalf of the undersigned any and all such instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said Attorneys-in-Fact shall do or cause to be done by virtue hereof.

                  This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, or 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Trusts, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.

Effective Date:  January 1, 2015

                                                          /s/ Jane A. Freeman

                                                          Name: Jane A. Freeman

                                                          Title: Trustee as of January 1, 2015